As filed with the Securities and Exchange Commission on December 21, 2020
Registration No. 333-251307

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	83-4064262
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

7100 Technology Drive
West Melbourne, FL 32904
(321) 984-1414
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William P. Kelly
Executive Vice President & Chief Financial Officer
7100 Technology Drive
West Melbourne, FL 32904
(321) 984-1414
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Alexander Pearson, Esq.
S. Chase Dowden, Esq.
Kirton McConkie PC
50 E. South Temple, Suite 400
Salt Lake City, UT 84111
(801) 328-3600 (telephone)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

BK Technologies Corporation, a Nevada corporation, is filing this Amendment No. 1 to its Registration Statement on Form S-3 (333-251307) (“Amendment No. 1”) as an exhibit-only filing solely to file an updated auditor consent as Exhibit 23.1. This Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the exhibit being filed with this Amendment No. 1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses to be paid by us in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the registration fee required by the Securities and Exchange Commission (“SEC”).

SEC registration fee	$5,455
Accounting fees and expenses	(1)
FINRA filing fees	(1)
Legal fees and expenses	(1)
Fees and expenses of the trustee	(1)
Transfer agent fees and expenses	(1)
Depositary fees and expenses	(1)
Warrant agent fees and expenses	(1)
Printing expenses	(1)
Miscellaneous	(1)
Total	(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Nevada. Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that, subject to certain exceptions under Nevada law, or unless the Articles of Incorporation or an amendment thereto provide for greater individual liability, a director or officer is not individually liable to the Company or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Company’s Bylaws further provide that a director shall not be personally liable for monetary damages for any action taken, or failure to take any action, unless (i) the director breached or failed to perform the duties of his or her office as provided in the NRS; and (ii) the breach or failure to perform constituted self-dealing, willful misconduct or recklessness. In addition, the Company’s Articles of Incorporation provide that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by the NRS.

Under Section 78.7502 of the NRS, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, if such person: (i) is not liable pursuant to Section 78.138 of the NRS; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Further, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, if such person: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company. However, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Under Section 78.751 of the NRS, to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding subject to the Nevada indemnification laws, or otherwise in defense of any such claim, issue or matter, the Company is required to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The Company’s Articles of Incorporation and Bylaws comply with the Nevada law as set forth above.

As permitted by Nevada law, the Company’s Bylaws authorize the Company to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil or criminal action or proceeding in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Company.

Indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses as described above, may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

The Company is authorized under Nevada law to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the Company has the authority to indemnify him or her against such liability and expenses.

Under the terms of the Company’s directors’ and officers’ liability and company reimbursement insurance policies, directors and officers of the Company are insured against certain liabilities, including liabilities arising under the Securities Act. We may in the future enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided in our Bylaws.

Fundamental Global Investors, LLC (“Fundamental Global”), together with its affiliates, is the largest stockholder of the Company. D. Kyle Cerminara, a member of our Board of Directors, is Chief Executive Officer, Co-Founder and Partner of Fundamental Global, and Lewis M. Johnson, a member of our Board of Directors, is President, Co-Founder and Partner of Fundamental Global. In addition, John W. Struble, Chairman of the Board of Directors, serves as a consultant to Fundamental Global Management, LLC, an affiliate of Fundamental Global. The funds managed by Fundamental Global, including the funds that directly own shares of our Common Stock, have agreed to indemnify Fundamental Global and its principals, including Messrs. Cerminara and Johnson, or any other person designated by Fundamental Global, for claims arising from Messrs. Cerminara’s and Johnson’s service on our Board of Directors, provided that a fund’s indemnity obligations are secondary to any obligations we may have with respect to Messrs. Cerminara’s and Johnson’s service on our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

2.1	Articles of Merger, filed with the Nevada Secretary of State on March 28, 2019 (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K12B filed March 28, 2019).

3.1	Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K12B filed March 28, 2019).

3.2	Bylaws (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K12B filed March 28, 2019).

4.1	Description of the Company’s Registered Securities (incorporated by reference from Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed March 4, 2020).

4.2*	Form of Certificate of Designations of Preferred Stock.

4.3**	Form of Indenture.

4.4*	Form of Debt Security.

4.5*	Form of Warrant Agreement (including form of warrant certificate).

4.6*	Form of Deposit Agreement (including form of depositary share certificate).

4.7*	Form of Unit Purchase Contract Agreement (including form of unit certificate).

5.1**	Opinion of Kirton McConkie PC.

23.1	Consent of MSL, P.A. (independent registered public accounting firm).

23.2**	Consent of Kirton McConkie PC (included in Exhibit 5.1 to the Registration Statement).

24.1**	Power of Attorney (included on the signature page to the Registration Statement).

25.1***	Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Indenture pursuant to the Trust Indenture Act of 1939, as amended.

*
To be filed by amendment or as an exhibit to a document incorporated by reference into this registration statement at a later date in connection with a specific offering.
**
Previously filed.
***
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

Item 17. Undertakings

a.
The undersigned registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.
If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Melbourne, State of Florida, on December 21, 2020.

BK Technologies Corporation

By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy A. Vitou	President	December 21, 2020
Timothy A. Vitou	(Principal Executive Officer)

/s/ William P. Kelly	Executive Vice President & Chief Financial Officer	December 21, 2020
William P. Kelly	(Principal Financial Officer and Principal Accounting Officer)

*	Director, Chairman of the Board of Directors	December 21, 2020
John W. Struble

*	Director	December 21, 2020
D. Kyle Cerminara

*	Director	December 21, 2020
Michael R. Dill

*	Director	December 21, 2020
Lewis M. Johnson
*	Director	December 21, 2020
Charles T. Lanktree

*	Director
E. Gray Payne		December 21, 2020

*By:
/s/ Timothy A. Vitou
Name: Timothy A. Vitou
Title: Attorney-in-fact